Exhibit 10.3
BAXTER INTERNATIONAL INC.
2021 INCENTIVE PLAN

STOCK OPTION AWARD GRANT NOTICE

Baxter International Inc., a Delaware corporation (the “Company”), pursuant to the Baxter International Inc. 2021 Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the number of stock options set forth below (the “Options”). The Options are subject to the terms and conditions set forth in this Stock Option Award Grant Notice (the “Grant Notice”), the Stock Option Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	[•]
Participant ID:	[•]
Date of Grant:	[•]
Number of Options:	[•]
Exercise Price	[•]
Vesting Schedule:	[•]
Expiration Date:	[•]
Applicable Recoupment Policy:
The Incentive Compensation Recoupment Policy shall apply to Participants who are not designated officers of the Company and the Executive Compensation Recoupment Policy shall apply to all Participants who are designated officers of the Company either at the time of grant or vesting. Both polices are attached hereto as Exhibit B.

By accepting this Award electronically through the stock plan administrator’s online grant acceptance procedure, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and the Grant Notice. If the Participant does not accept this Award through the online acceptance process, the Participant’s Award will be canceled, and the Participant will not be entitled to any benefits from the Award or to any compensation or benefits in lieu of the canceled Award. The Participant has reviewed the Agreement, the Plan, and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Grant Notice, or the Agreement.
If the Participant declines the Award, the Award will be canceled, and the Participant will not be entitled to any benefits from the Award or to any compensation or benefits in lieu of the canceled Award.

EXHIBIT A
STOCK OPTION AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to the Participant the number of Options set forth in the Grant Notice.
ARTICLE I.
GENERAL
Section 1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement:
(a)“Employer” means the member of the Company Group that employs the Participant.
(b)“Qualifying Retirement” shall mean a Termination of a Participant who is at least 65 years of age, or at least 55 years of age with at least 10 years of active continuous service with a member of the Company Group.
(c)“Trading Day” means a date Shares are traded on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, a date the Shares are traded or reported by an applicable automated quotation system or such other exchange or automated quotation system, if applicable.
(d)“Vesting Date” means the applicable date(s) when the restrictions on the Options lapse, as provided in the Grant Notice or herein.
Section 1.2Incorporation of Terms of Plan. The Options and the shares of Common Stock issued to the Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Grant Notice, and the Plan, which are incorporated herein by reference.
ARTICLE II.
AWARD OF STOCK OPTIONS
Section 2.1Award of Options. In consideration of the Participant’s continued employment with or service to a member of the Company Group and for other good and valuable consideration, effective as of the Date of Grant, the Company has granted to the Participant the number of Options set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan, and this Agreement, subject to adjustment as provided in Section 12 of the Plan. Except as otherwise provided herein, each Option represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the Options have vested, the Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the Options will represent an unsecured obligation of the Company. All Options granted hereunder are Nonqualified Stock Options.
Section 2.2Term of Options. Unless terminated earlier as provided below or otherwise pursuant to the Plan, the Options shall expire on the date set forth in the Grant Notice. If Options would expire on a date that is not a Trading Day (for any reason, including, without limitation, a Participant’s Termination for any reason or at the normal expiration date), they will expire at the close of trading on the last Trading Day preceding that date. If the Options would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the expiration date shall be automatically extended under the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition and (ii) the normal expiration date of the Options, as set forth in the Grant Notice. Under no circumstances may Options be exercised after they have expired.

Section 2.3Vesting of Options. Subject to the Participant’s continued employment with or service to a member of the Company Group on each applicable Vesting Date and subject to the terms of this Agreement, the Options shall vest in such amounts and at such times as are set forth in the Grant Notice or Section 2.4 of this Agreement and become exercisable.
Section 2.4Impact of Termination on Options. In the event the Participant incurs a Termination prior to a Vesting Date set forth in the Grant Notice, then any unvested Options shall be canceled and forfeited, except as may be otherwise provided herein, in the Grant Notice, by the Committee or as set forth in a written agreement between the Participant and the Company or Employer. For the avoidance of doubt, a transfer of employment within the Company Group will not constitute a Termination.
(a)Qualifying Retirement. In the event the Participant incurs a Termination as a result of a Qualifying Retirement for any reason other than for Cause, or by reason of the Participant’s death or Disability, then (i) if the date of such Termination is after the calendar year of the Date of Grant, the Options shall continue to become exercisable on the Vesting Date(s) specified in the Grant Notice, or (ii) if the date of such Termination is in the calendar year of the Date of Grant, a pro-rata portion of the unvested Options shall continue to become exercisable on the Vesting Date(s) specified in the Grant Notice. For purposes of the foregoing, the pro-rata portion of the unvested Options that shall continue to become exercisable shall be determined by multiplying (x) the Number of Options specified in the Grant Notice by (y) the percentage equal to the number of months worked in the applicable calendar year of the Date of Grant, rounded to the nearest whole month, divided by twelve (12). Subject to Section 2.2, such Options shall expire on the first to occur of the fifth anniversary of the Termination as a result of a Qualifying Retirement or the normal expiration date of the Options, as set forth in the Grant Notice.
(b)Death or Disability. In the event the Participant incurs a Termination as a result of the Participant’s death or Disability, any unvested Options shall vest as follows: (i) if the date of such Termination is after the calendar year of the Date of Grant, all unvested Options shall immediately vest and become exercisable, or (ii) if the date of such Termination is in the calendar year of the Date of Grant, a pro-rata portion of the unvested Options shall immediately vest and become exercisable. For purposes of the foregoing, the pro-rata portion of the unvested Options that shall immediately vest and become exercisable shall be determined by multiplying (x) the Number of Options specified in the Grant Notice by (y) the percentage equal to the number of months worked in the applicable calendar year of the Date of Grant, rounded to the nearest whole month, divided by twelve (12). Subject to Section 2.2, such Options shall expire on the first to occur of the fifth anniversary of the Termination as a result of Participant's death or Disability or the normal expiration date of the Options, as set forth in the Grant Notice.
(c)Termination for Cause. In the event the Participant incurs a Termination for Cause, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Participant and the Company or Employer, the Participant shall immediately forfeit any and all Options granted under this Agreement (whether or not vested), the Participant’s rights in any such Options shall lapse and expire, and the Participant shall also be subject to the Executive Compensation Recoupment Policy or Incentive Compensation Recoupment Policy, as applicable.
(d)All Other Terminations. In the event the Participant incurs a Termination other than as set forth in Section 2.4(a), Section 2.4(b) or Section 2.4(c), except as may be otherwise provided herein or by the Committee or as set forth in a written agreement between the Participant and the Company or Employer, any unvested Options shall expire immediately and any vested Options that are exercisable will expire as of the first to occur of, subject to Section 2.2, (i) ninety (90) days after the Participant incurs a Termination (or the prior trading day if the 90th day after Termination is a non-trading day) or (ii) the normal expiration date of the Option, as set forth in the Grant Notice. If the Participant dies or becomes disabled during the ninety (90) day period, subject to Section 2.2, the Options will expire on the first to occur of the fifth anniversary of the Termination (or the prior trading day if the fifth anniversary of the Termination is a non-trading day) or the normal expiration date of the Option, as set forth in the Grant Notice.
(e)Outside the United States. For purposes of this Agreement, if the Participant is employed or providing services outside the United States, the Committee (or its delegate) may determine
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that the date the Participant incurs a Termination shall mean the date the Participant is no longer actively providing services to a member of the Company Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Participant is employed or providing services or the terms of the Participant’s employment agreement, if any) and that the Participant’s right to vest in the Options under the Plan, if any, will terminate as of such date, the post-Termination exercise period (if any) with respect to vested Options will begin as of such date, and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction in which the Participant is employed or providing service or the terms of the Participant’s employment or service agreement, if any); the Committee (or its delegate) shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Options (including whether the Participant may still be considered to be providing services while on a leave of absence).
Section 2.5Impact of a Change in Control on Options. In the event of a Change in Control, the treatment of the Options shall be governed by Section 12(b) of the Plan.
Section 2.6Exercise of Options.
(a) Options that have become exercisable may be exercised in whole or in part (but with respect to whole Shares only) by delivery of written or electronic notice of exercise to the Company (or any other notice of exercise method provided by the Company, in its sole discretion), in such form and pursuant to such procedures as may be designated by the Company from time to time, indicating the number of Shares with respect to which the Options are being exercised, which notice shall be accompanied by payment in full for the Shares. If Options would become exercisable on a date that is not a Trading Day, they will become exercisable on the next Trading Day. The Exercise Price may be paid in accordance with Section 7(d) of the Plan, or by such other method as the Committee may permit, in its sole discretion.
Notwithstanding the foregoing, the Committee may suspend or eliminate any of the specified methods of exercise, require payment in a particular or different method of exercise than those specified, may allow the Participant to exercise the Options only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell-to-cover” exercise) as it shall determine in its sole discretion, or may require the Participant to sell any Shares acquired under the Plan immediately or within a specified period following the Participant’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).
(b)Except as the Committee otherwise may provide and in accordance with Section 14(b) of the Plan, Options may be exercised only by the Participant, the Participant’s legal representative, or a person to whom the Participant’s rights in the Options are transferred by will or the laws of descent and distribution.
(c)Following the exercise of Options hereunder, as promptly as practical after receipt of such notification and full payment of the Exercise Price and any required Tax-Related Items (as defined and provided in Section 2.8 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of Shares with respect to which the Options have been so exercised. All distributions shall be made by the Company in the form of whole Shares.
Section 2.7Conditions to Exercise and Issuance of Certificates. The Company shall not be required to permit the Participant to exercise the Options in a manner that Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency or non-U.S. regulatory agency that the
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Committee shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable Tax-Related Items in accordance with Section 2.8 by the member of the Company Group with respect to which the applicable withholding obligation arises.
Section 2.8Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)The provisions of Section 14(e) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges that he or she may be required to pay to the Company or, if different, the Employer, and that the Company, the Employer, or any Subsidiary shall have the right and are hereby authorized to withhold from any compensation or other amount owing to the Participant, applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (including taxes that are imposed on the Company or the Employer as a result of the Participant’s participation in the Plan but are deemed by the Company or the Employer to be an appropriate charge to the Participant) (collectively, “Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such Tax-Related Items. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to the grant, exercise and/or settlement of the Options and the subsequent sale of Shares acquired upon exercise of the Options; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)The Committee may permit the Participant to elect to satisfy such obligations by (i) cash, wire transfer of immediately available funds or check; (ii) delivering Shares (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability; (iii) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Options, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate applicable tax withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale in satisfaction of the applicable tax withholding obligations; or (iv) the Company withholding, or causing to be withheld, Shares otherwise issuable under the Options; provided that the number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding no greater than the aggregate amount of such obligations based on the maximum individual statutory withholding rates or other rates that will not have a negative accounting impact, in the Participant’s applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes that are applicable to such taxable income. Notwithstanding the foregoing, the Participant authorizes the Company to satisfy the applicable tax withholding obligations from proceeds of the sale of Shares issuable under the Options through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) and/or through withholding from any cash, other securities, or other property issuable or deliverable under any Award or from any compensation or other amounts owing to the Participant. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Participant acknowledges that, regardless of any action taken by the Company, the Employer, or any Subsidiary the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.
(c)Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Options to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal
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representative unless and until the Participant or the Participant’s legal representative shall have paid the Tax-Related Items resulting from the grant, exercise or settlement of the Options or any other taxable event related to the Options.
Section 2.9Rights as Stockholder. Neither the Participant nor any Person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to the Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
NATURE OF GRANT
Section 3.1In accepting the grant of the Options, the Participant acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Options is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an award, or benefits in lieu of an award, even if Options have been granted in the past;
(c)all decisions with respect to future grants of Options or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Options and the Shares subject to the Options, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Options and the Shares subject to the Options, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise agreed with the Company in writing, the Options and the Shares subject to the Options, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary;
(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and
(j)neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Options or of any amounts due to the Participant pursuant to the settlement of the Options upon exercise or the subsequent sale of any Shares acquired upon settlement.
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ARTICLE IV.
DATA PRIVACY
The Company is processing personal data of the Participant for purposes related to Plan administration services, based on the appropriate legal basis, depending on the Participant’s country, as stipulated in the HR Privacy Notice shared with the Participant and as in force. The Company further shares such data with its affiliates or processors, as appropriate, and only on a “need to know basis”. That may also include human resources personnel, certain executives, managers, and employees at other worldwide affiliates of the Company Group, who may have access to certain of the Participant’s personal data. Some of those recipients may be located or may have relevant operations outside of the Participant’s country, such as in the United States, where the data protection laws may not provide a level of protection equivalent to the laws of the Participant’s country. The Company implements the appropriate legal, technical, and organizational measures and mechanisms in this regard.
For further information about the HR Privacy Notice and the processing of the Participant’s data in relation to the Plan, the Participant may contact local HR or send an email to: privacy@baxter.com.
ARTICLE V.
OTHER PROVISIONS
Section 5.1Administration. The Committee (and its delegates) shall have the power to interpret the Plan, the Grant Notice, and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company, and all other interested Persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, or this Agreement.
Section 5.2Options Not Transferable. The Options may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Options have been issued, and all restrictions applicable to such Shares have lapsed. No Options or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Committee, the Options may be transferred as described in Section 14(b)(ii) of the Plan, pursuant to any such conditions and procedures the Committee may require.
Section 5.3Adjustments. The Participant acknowledges that the Options and the Shares subject to the Options are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12 of the Plan.
Section 5.4Cooperation; Repatriation and Compliance Obligations. The Participant agrees to cooperate with the Company and the Employer in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. Further, the Participant agrees to repatriate all payments attributable to the Options in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Employer, the Company and its Subsidiaries as may be required to allow the Employer, the Company and its Subsidiaries to comply with applicable law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required
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to comply with the Participant’s personal legal and tax obligations under local laws, rules, and regulations in the Participant’s country of residence (and country of employment, if different).
Section 5.5Non-U.S. Addendum. Notwithstanding any provisions in this Agreement to the contrary, the Options shall be subject to any special terms and conditions set forth in the Non-U.S. Addendum to this Agreement for the Participant’s country of residence (and country of employment or service, if different). Moreover, if the Participant relocates to another country, any special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Non-U.S. Addendum constitutes part of this Agreement.
Section 5.6Notices. For the purpose of the Plan and this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by overnight courier or United States registered mail, return receipt requested, postage prepaid (or similar foreign postal service), addressed to the Plan to the General Counsel, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, USA and to the Participant to the address set forth in the Company’s payroll records or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
Section 5.7Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines, in its sole discretion, it is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Options and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
Section 5.8Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Section 5.9Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
Section 5.10Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 5.11Governing Law; Venue. Except to the extent preempted by US federal law, the laws of the State of Illinois, USA shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts in Chicago, Illinois.
Section 5.12Non-Competition, Non-Solicitation, and Confidentiality Agreement. Notwithstanding any other provision in this Agreement or the Plan to the contrary, if determined to be applicable to the Participant in the Company’s sole discretion, any grant hereunder shall be cancelled and no Awards will vest, be settled, or be exercisable if the Participant does not accept, sign, date and return, as directed by the Company, a Non-Competition, Non-Solicitation and Confidentiality Agreement, in
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such form as determined by the Company, within sixty (60) days of being provided a copy of such agreement.
Section 5.13Repayment of Proceeds; Clawback and Offset Policy. The Shares underlying the Options and all proceeds related to such Shares are subject to the Company’s Incentive Compensation Recoupment Policy or Executive Compensation Recoupment Policy, as specified in the Grant Notice, which are attached to the Grant Notice as Exhibit B.
Additionally, where applicable, if (i) the Participant’s employment with the Company Group terminates for any reason and (ii) such Participant violates (either during and/or after employment with the Company Group) the terms of the Participant’s Non-Competition, Non-Solicitation and Confidentiality Agreement as described in and required by Section 5.12, then any Awards that have not vested or are not exercisable as of the Termination date (including any Awards that would later vest as a result of a Qualifying Retirement) shall be cancelled and shall not vest, be settled, or be exercisable. Furthermore, any Awards which have vested or became exercisable within the 12 months preceding the Termination date shall be forfeited and shall be returned to the Company, and any Awards that vested after the Termination date as a result of a Qualifying Retirement shall be forfeited. If the Participant has sold or exercised any such Awards, then the Participant shall make a cash payment to the Company in an amount equal to the amount of the net gain recognized from the sale or exercise of such Awards within 30 business days of written notice by the Company to the Participant.
Section 5.14Conformity to Securities Laws. The Participant acknowledges that the Plan, the Grant Notice, and this Agreement, are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and other applicable securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Options are granted, only in such a manner as to conform to applicable laws. To the extent permitted by applicable laws, the Plan, the Grant Notice, and this Agreement, shall be deemed amended to the extent necessary to conform to applicable laws.
Section 5.15Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Options in any material way without the prior written consent of the Participant.
Section 5.16Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.2 of this Agreement and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 5.17Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Options, the Grant Notice, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 5.18Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee of any member of the Company Group or shall interfere with or restrict in any way the rights of any member of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Member of the Company Group and the Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
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Section 5.19Entire Agreement. The Plan, the Grant Notice, and this Agreement (including the Addenda attached hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as specifically provided in the Grant Notice or this Agreement, in the event of any inconsistency between the Plan, the Grant Notice or this Agreement, the Plan will control.
Section 5.20Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 5.21Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Options.
Section 5.22Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.
Section 5.23Private Offering. If the Participant is a resident outside the United States, the grant of the Options is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus, or other filing with the local securities authorities with respect to the grant of the Options unless otherwise required under local law. No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Options. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the Options, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the Options and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.
Section 5.24Exchange Control, Foreign Asset/Account and/or Tax Reporting. The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the receipt of any dividends paid on Shares and the proceeds from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations and that the Participant should speak to his or her personal advisor on this matter.
Section 5.25Insider Trading/Market Abuse. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country (including any Company Group securities trading policy), which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Options) or rights linked to the value of Shares under the Plan during such times that the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to his or her personal advisor on this matter.
9

Section 5.26Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
Section 5.27Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that a copy of the Plan and the U.S. prospectus for the Plan has been available to the Participant; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts the Options subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

Company:                            Participant:

_____________________ _____________________
By: Sven Skillrud
Title: Vice President, Total Rewards

* * * * *

10

ADDENDUM TO
THE STOCK OPTION AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

In addition to the terms of the Plan, the Grant Notice and the Agreement, the Options are subject to the following additional terms, conditions, and provisions (this “Non-U.S. Addendum”). All capitalized terms as contained in this Non-U.S. Addendum shall have the same meaning as set forth in the Plan, the Grant Notice and/or the Agreement. Pursuant to Section 5.5 of the Agreement, if the Participant transfers residence and/or employment or service to another country reflected in this Non-U.S. Addendum, the special terms, conditions and provision for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms, conditions and provisions is necessary for legal or administrative reasons (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

AUSTRALIA
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Australia Offer Document. This grant of Options is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Australia Offer Document, a copy of which is attached to the end of this section for Australia as Annex 1.

ANNEX 1

OFFER DOCUMENT

Baxter International Inc.
2021 Incentive Plan

OFFER OF STOCK OPTIONS
TO AUSTRALIAN RESIDENT EMPLOYEES
The Company is pleased to provide the Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of Options to Australian resident employees of the Company and its parents, Subsidiaries and Subsidiaries (“Australian Participants”). This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Agreement and the Non-U.S. Addendum, Australian Participants are also being provided with copies of the following documents:
(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement for Australia (collectively, the “Additional Documents”).
The Additional Documents provide further information to help Australian Participants make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
Australian Participants should not rely upon any oral statements made in relation to this offer. Australian Participants should rely only upon the statements contained in the Agreement, including the Non-U.S. Addendum, and the Additional Documents when considering participation in the Plan.
Securities Law Notification. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.
The information herein is general information only. It is not advice or information that takes into account Australian Participants’ objectives, financial situation and needs.
Australian Participants should consider obtaining their own financial product advice from a person who is licensed by ASIC to give such advice.
Additional Risk Factors for Australian Residents. Australian Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on The New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the

Company’s investor’s page at https://investor.baxter.com/investors/investor-overview/default.aspx, and upon request to the Company.
In addition, Australian Participants should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. Australian Participants may ascertain the current market price of an individual Share as traded on NYSE under the symbol “BAX” at: https://www.nyse.com/quote/XNYS:BAX. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.
Please note that this is not a prediction of what the market price of the Shares will be on any applicable Vesting Date or when Shares are issued to Australian Participants (or at any other time), or of the applicable exchange rate at such time.

BELGIUM
Unless otherwise determined by the Company, the Participant may accept the Options only on or after the 61st day after the date the material terms of the Options are communicated to the Participant.
BRAZIL
Compliance with the Law. By accepting the Options, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.

Nature of Grant. This provision supplements Article III (“Nature of Grant”) of the Agreement:

By accepting the Options, the Participant agrees that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.

CANADA
Forfeiture upon Termination. This provision supplements Section 2.4(d) of the Agreement:
For purposes of the Options, notwithstanding Section 2.4(d) of the Agreement, the Committee or its delegate may provide that the Participant’s Termination will occur as of the date the Participant is no longer actually employed or otherwise rendering services to the Service Recipient (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment or other laws or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any). In such case, unless otherwise provided in the Agreement or extended by the Company, the Participant’s right to vest in and exercise the Options under the Plan, if any, will terminate as of such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation specifically requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in and exercise the Options under the Plan, if any will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the Participant’s minimum statutory notice period. In the event the date the Participant is no longer providing actual service cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Committee or its delegate shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Options (including whether the Participant may still be considered to be providing services while on a leave of absence). Unless the applicable employment standards legislation specifically requires, in the case of the Participant, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his service relationship is terminated (as determined under this provision) nor will the Participant be entitled to any compensation for lost vesting.
Securities Law Notification. The Participant may not be permitted to sell within Canada Shares acquired under the Plan. The Participant may only be permitted to sell or dispose of any Shares acquired under the Plan if such sale or disposal takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).
CHILE
Securities Law Notification.
The offer of Options refers to securities not registered in the Registry of Securities or in the Registry of Foreign securities of the Chilean Commission for the Financial Market, and therefore: (i) the Shares shall not be subject to public offering in Chile; and (ii) the Company is not subject to the oversight of the Chilean Commission for the Financial Market nor to the continual information obligations that Chilean law and regulations require from registered issuers.

CHINA
The following provisions apply only to the Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Exercise of the Options

The Participant’s Employer must be registered with SAFE prior to exercise / settlement of the Options. If the Company is unable to obtain registration approval or is required to obtain further approvals on behalf of a member of the Company Group, the exercise or settlement of the Options may be suspended or delayed. Further, the Company is under no obligation to vest the Options and/or issue Shares upon exercise if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time the Options are exercised.
Notwithstanding any provision in the Agreement or the Plan to the contrary, pursuant to Section 2.6(a) of the Agreement, unless and until the Company determines otherwise, the method of exercise of the Option shall be limited to a mandatory cashless, sell-all exercise method.
Termination

Notwithstanding any provision in the Agreement or the Plan to the contrary, the Participant acknowledges and agrees that any vested Options that are exercisable at the time of the Participant’s Termination will expire 90 (ninety) days after the Participant incurs a Termination.

Exchange Control Information

The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant will be required to immediately repatriate to China the cash proceeds from the cashless sell-all exercise of the Options. The Participant further understands that, under local law, such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or one of its Subsidiaries in China, and the Participant hereby consents and agrees that the cash proceeds related to the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant. The Participant agrees to bear the risk of any currency fluctuation between the time the Shares are sold and the time such proceeds are distributed to the Participant through the special exchange control account.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
COLOMBIA
Nature of Grant.
This provision supplements Article III (“Nature of Grant”) of the Agreement:
The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the Options and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the Options and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Notification.
The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
FRANCE
Terms and Conditions.
Consent to Receive Information in English. In accepting the Options, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement), which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement à recevoir des informations en anglais. En acceptant l'Option, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.
The following provisions apply only if the Participant is eligible to be granted French-qualified Options under the Rules of the Baxter International Inc. 2021 Incentive Plan for Stock Options and Restricted Stock Units Granted to Participants in France (the “French Sub-Plan”). If the Participant is ineligible to be granted French-qualified Options under the French Sub-Plan, the Options will not qualify for the special French tax and social security treatment under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.
Type of Grant. The Options are granted as French-qualified Options and are intended to qualify for the special tax and social security treatment in France under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended. The French-qualified Options are granted subject to the French Sub-Plan.
Certain events may affect the status of the Options as French-qualified Options, and the French-qualified Options or the underlying Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-qualified Options or of the underlying Shares. Capitalized terms not defined herein, in the Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.

Holding Periods for Managing Corporate Officers. If on the Effective Grant Date (as defined in the French Sub-Plan) the Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or a qualifying related company, the Participant may not sell 20% of the Shares acquired upon exercise of the French-qualified Options until the termination of such official capacity, as long as this restriction is applicable to French-qualified Options.
No Transfer of French-qualified Options. The French-qualified Options may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during the Participant’s lifetime and upon death only in accordance with Section II.4 of the French Sub-Plan, and only to the extent required by applicable laws (including the provisions of Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended).
Term of the Options. Notwithstanding anything in the Plan or the Agreement, the French-qualified Options will expire nine (9) years and six (6) months from the Effective Grant Date (as defined in the French Sub-Plan), unless sooner terminated, forfeited, or canceled in accordance with the provisions of the Plan or the Agreement.
Termination Due to Death. Notwithstanding anything in the Plan or the Agreement, in the event of the Participant’s Termination due to death prior to the satisfaction of the vesting conditions set forth in the vesting schedule of the Grant Notice, any portion of the French-qualified Options that have not vested as of such date will immediately vest and the Participant’s rights under the French-qualified Options may be exercised by the Participant’s legal heirs within six (6) months of the date of death. If the Participant’s heirs do not exercise the unexercised portion of the French-qualified Options within six (6) months of the date of death, the unexercised portion of the French-qualified Options will terminate and be forfeited.
Notifications.
Foreign Asset/Account Reporting Information. If the Participant is a French resident and holds Shares outside of France or maintain a foreign bank account, the Participant is required to report such account opened, held, used or closed abroad during all or part of an applicable fiscal year to the French tax authorities when filing the Participant’s tax return.

HONG KONG
Important Notice.

Securities Warning: The contents of the Grant Notice, the Agreement, this Non-U.S. Addendum, the Plan, and all other materials pertaining to the Options and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice. The Options and any Shares issued in respect of the Options do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees under the Plan. The Grant Notice, the Agreement, including this Non-U.S. Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Options and any documentation related thereto are intended solely for the Participant’s personal use and may not be distributed to any other person.

Lapse of Restrictions.

If, for any reason, Shares are issued to the Participant within six (6) months of the Date of Grant, the Participant agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Date of Grant.

Settlement in Shares.

Notwithstanding anything to the contrary in this the Grant Notice, the Agreement, this Non-U.S. Addendum or the Plan, the Options shall be settled only in Shares (and may not be settled in cash).

INDONESIA
Language Consent
By accepting the Options, the Participant (i) confirms having read and understood the documents relating to the grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan Bahasa

Dengan menerima pemberian Opsi Saham, anda (i) memberikan konfirmasi bahwa anda telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

ISRAEL
Exercise of Options.
The following provision supplements Section 2.6(a) of the Agreement:
If Shares are delivered to the Participant pursuant to Section 2.6(a) of the Agreement, the Company reserves the right to require that the Participant sell all Shares underlying the Options, either immediately upon exercise of the Options or upon the Participant’s Termination, to facilitate compliance with tax withholding obligations in Israel.
In this regard, the Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the designated broker to complete the sale of such Shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the date the Shares are delivered to the Participant and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the Shares on the exercise date or the date the shares are delivered to the Participant.
Upon the sale of the Shares, the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to the Participant in accordance with applicable laws and regulations.
Securities Law Notification. This offer of Options does not constitute a public offering under the Securities Law, 1968.
ITALY
Method of Exercise of Options

Notwithstanding any provision in the Agreement or the Plan to the contrary, pursuant to Section 2.6(a) of the Agreement, unless and until the Company determines otherwise, the method of exercise of the Option shall be limited to a mandatory cashless, sell-all exercise method.

Plan Document Acknowledgment.

By accepting the Options, the Participant acknowledges that he or she has received a copy of the Plan, the Agreement and the Notice and has reviewed the Plan, the Agreement, including this Non-U.S. Addendum, and the Grant Notice in their entirety and fully understands and accepts all provisions of the Plan, the Agreement, including this Non-U.S. Addendum, and the Grant Notice.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Agreement: (i) Impact of Termination on the Options; (ii) Exercise of Options; (iii) Tax Withholding; (iv) Governing Law; Venue; (v) Electronic Delivery and Acceptance; (vi) the Nature of Grant; (vii) Data Privacy and (vii) the Vesting Schedule in the Grant Notice.

MEXICO
Plan Document Acknowledgement
By accepting the Options, the Participant acknowledges that he or she has received a copy of the Plan, the Grant Notice, and the Agreement, including this Non-U.S. Addendum, which the Participant has reviewed. The Participant acknowledges further that he or she accepts all the provisions of the Plan, the Grant Notice, and the Agreement, including this Non-U.S. Addendum. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Article III (“Nature of Grant”) in the Agreement, which clearly provides as follows:
(1)    The Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3)    The Participant’s participation in the Plan is voluntary; and
(4)    No member of the Company Group is responsible for any decrease in the value of any Shares acquired at exercise and settlement of the Options.
Labor Law Policy and Acknowledgment
By accepting the Options, the Participant expressly recognizes that the Company, with registered offices at One Baxter Parkway, Deerfield, Illinois, 60015, USA, is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Baxter México, S. de R.L de C MEX (“Baxter Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the employer, Baxter Mexico, and do not form part of the employment conditions and/or benefits provided by Baxter Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Documento del Plan
Al aceptar las Opción Sobre Acciones Restringidas (Options, por sus siglas en inglés), el Participante reconoce que ha recibido una copia del Plan, el Anuncio de la Subvención y el Acuerdo, con inclusión de este Anexo A, que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan, el Anuncio de la Subvención, y en el Acuerdo, incluyendo este Anexo A. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 1 (“Naturaleza de la Subvención”) del Acuerdo, que claramente dispone lo siguiente:
(1)    La participación del Participante en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía en su discrecionalidad total;
(3)    Que la participación del Participante en el Plan es voluntaria; y

(4)    La Compañía y sus Empresas Matrices, Subsidiarias y Afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las Options.
Política Laboral y Reconocimiento
Al aceptar las Options, el Participante expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en One Baxter Parkway, Deerfield, Illinois, 60015, USA, es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es Baxter México, S. de R.L de C MEX (“Baxter Mexico”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Baxter Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Baxter Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.
Finalmente, el Participante por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.
Securities Law Notification.
The Options granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant’s existing relationship with the Company and any Subsidiary, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Baxter Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
PORTUGAL
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Agreement em inglés).

RUSSIA
Securities Law Information
This Agreement, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of Shares under the Plan has not and will not be registered in Russia and hence the shares described in any Plan-related documents may not be offered or placed in public circulation in Russia.
U.S. Transaction
The Participant understands that the Options and any Shares under the Plan are to be issued and sold solely in the United States. Any Shares issued to the Participant upon exercise of the Options shall be delivered to the Participant’s brokerage account in the United States, where such Shares must be held until the time of sale. In no event will Shares be delivered to the Participant in Russia.
Anti-Corruption Information
Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Corporation). Accordingly, the Participant should inform the Company if he or she is covered by these laws because the Participant should not hold Shares acquired under the Plan.
Labor Law Information
If the Participant continues to hold Shares acquired at exercise of the Options after an involuntary Termination, he or she may not be eligible to receive unemployment benefits in Russia.
SINGAPORE
Securities Law Notification.
The Options are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of prospectuses will not apply. The Participant should note that the Options are subject to section 257 of the SFA and hence the Options may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, unless such offer, sale or invitation is made (i) more than six (6) months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
In addition, the Participant understands that he or she is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (the “NYSE”).
Director Notification Requirement.
If the Participant is a director, alternate director, substitute director or shadow director1 of a Singapore Subsidiary, the Participant must notify the Singapore Subsidiary in writing within two (2) business days of (i) becoming the registered holder of or acquiring an interest (e.g., Options, Shares, etc.) in the Company or any Subsidiary, or becoming an alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Shares). If the Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to the Participant.
1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the directions or instructions of the individual.

SPAIN
Termination and Nature of Grant.
This provision supplements Section 2.4 (“Impact of Termination on Options”) of the Agreement and Article III (“Nature of Grant”) of the Agreement:
In accepting the grant of Options, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan.
The Participant understands and agrees that, unless otherwise provided in the Agreement, the Participant will forfeit any Options that have not vested as of the date of the Participant’s Termination ends without entitlement to the underlying Shares or to any amount of indemnification in the event of the Participant’s Termination for any reason including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
The Participant understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant Options under the Plan to certain individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or a Subsidiary, other than as set forth in the Agreement. Consequently, the Participant understands that the Options are granted on the assumption and condition that the Options and any Shares acquired upon exercise of the Options are not a part of any employment contract (either with the Company or a Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Further, the Participant understands that the Options would not be granted to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to the Options shall be null and void.
Securities Law Notification.
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of Options under the Plan. Neither the Plan, the Agreement (which includes this Non-U.S. Addendum), nor the Grant Notice have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
SWEDEN
Tax Withholding.
The following provision supplements Section 2.8 (“Tax Withholding”) of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2.8 of the Award Agreement, in accepting the grant of Options, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon exercise/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND
Securities Law Notification.
Neither this document nor any other materials relating to the Options constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the Options may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of a member of the Company Group. Neither this document nor any other offering or marketing material relating to the Options have been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TAIWAN
Securities Law Notification.
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
TURKEY
Securities Law Notification.
The sale of Shares acquired under the Plan is not permitted within Turkey. The sale of Shares acquired under the Plan must occur outside Turkey and through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange (“NYSE”).
UNITED ARAB EMIRATES
Nature of Grant.
This provision supplements Article III (“Nature of Grant”) of the Agreement:
The Participant acknowledges that the Options and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the Options and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.
Securities Law Notification.
The Agreement, the Grant Notice, the Plan and other incidental communication materials concerning the Options are intended for distribution only to employees of the Company or its Subsidiaries. The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the Options. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.
Further, the Shares underlying the Options may be illiquid and/or subject to restrictions on their resale. The Participant should conduct his or her own due diligence on the Options and the Shares. If the Participant is in any doubt about any of the contents of the grant or other incidental documents, the Participant should obtain independent professional advice.

UNITED KINGDOM
Withholding. This provision supplements Section 2.8 of the Agreement:
Without limitation to Section 2.8 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 2.8 of the Agreement.
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EXHIBIT B
Baxter International Inc.
Incentive Compensation Recoupment Policy

1.0    Introduction

This policy applies to all cash bonuses paid by Baxter International Inc. (the “Company”) and its subsidiaries under its 2007 Incentive Plan, or any successor Plan, and all grants of equity awarded by the Company to any person who is not designated as an officer by the Board of Directors of the Company. Cash bonuses and grants of equity made to such officers are covered by the Executive Compensation Recoupment Policy. Collectively such cash bonuses and equity awards will be referred to as “Incentive Compensation”. Equity awards are any compensatory awards under the company’s equity compensation plans in the form of common stock or any derivative of common stock, including stock options, stock awards, restricted stock, restricted stock units, and performance share units.

2.1Triggers; Scope of Actions

2.2Following a restatement of the Company’s financial results requiring an amendment to any previously filed results, the Chairman and CEO (the “CEO”) will review the facts and circumstances that led to the requirement for the restatement and take any actions it deems appropriate with respect to Incentive Compensation. The CEO will consider whether an employee received compensation based on performance reported but not actually achieved or was accountable for the events that led to the restatement, including any misconduct.

2.3If an employee violates any of the restrictive covenants contained in any agreement between the employee and the Company, the Chairman and CEO will review the facts and circumstances related to the violation and take any actions it deems appropriate with respect to Incentive Compensation.

2.4Actions that may be taken include: recovery, reduction, or forfeiture of all or part of any Incentive Compensation previously provided or to be provided in the future; disciplinary actions; and the pursuit of any other remedies.

3.0    Documentation

This Policy will apply to Equity Plans covering any employee beginning with the Company’s 2011 Equity Plans. In addition, this Policy will be incorporated into the Company’s Management Incentive Compensation Program (MICP) beginning with the Company’s 2011 MICP, as well as any resolutions adopted by the Board or Compensation Committee as a condition to approval of the payout of any cash bonus under the 2007 Incentive Plan, or any successor Plan, beginning with the cash bonuses paid by the Company in March 2012.

EXHIBIT B
Baxter International Inc.
Executive Compensation Recoupment Policy
(As amended and restated on March 8, 2018)

1.0    Introduction

This policy (as amended and restated, this “Policy”) applies to all cash bonuses paid by Baxter International Inc. (the “Company”) under its 2007 Incentive Plan, or any successor Plan, and all grants of equity awarded by the Company to any person designated as an officer by the Board of Directors of the Company (the “Board”). Collectively such bonuses and equity awards will be referred to as “Executive Incentive Compensation”. Equity awards are any compensatory awards under the company’s equity compensation plans in the form of common stock or any derivative of common stock, including stock options, stock awards, restricted stock, restricted stock units, and performance share units. For the avoidance of doubt, this Policy shall apply to any person who is a designated officer either at the time of grant or the time of payment of the Executive Incentive Compensation.

2.0     Triggers; Scope of Actions

2.1Following a restatement of the Company’s financial results requiring an amendment to any previously filed results, the Board will review the facts and circumstances that led to the requirement for the restatement and take any actions it deems appropriate with respect to Executive Incentive Compensation. The Board will consider whether an officer received compensation based on performance reported but not actually achieved or was accountable for the events that led to the restatement, including any misconduct.

2.2If an officer violates any of the restrictive covenants contained in any agreement between the officer and the Company, the Board will review the facts and circumstances related to the violation and take any actions it deems appropriate with respect to Executive Incentive Compensation.

2.3Actions the Board may take include: recovery, reduction, or forfeiture of all or part of any Executive Incentive Compensation previously provided or to be provided in the future; disciplinary actions; and the pursuit of any other remedies.

3.0    Documentation

This Policy will be incorporated into future Equity Plans covering any officer beginning with the Company’s 2009 Equity Plan as well as resolutions adopted by the Board or Compensation Committee as a condition to approval of the payout of any cash bonus under the 2007 Incentive Plan, or any successor Plan, to any officer beginning with the cash bonuses paid by the Company in March 2009. The Executive Compensation team will provide a copy of this Policy to each officer.

4.0    Disclosure

In the event the Board recoups incentive compensation under this Policy, Company management intends to disclose the aggregate amount of incentive compensation recovered under this Policy, so long as the underlying event has already been publicly disclosed publicly by the Company. This disclosure would appear in the Company’s annual proxy statement following any such Board action and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

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